Exhibit 10(iii)A(69)

ACUITY BRANDS, INC.

LONG-TERM INCENTIVE PLAN

AMENDMENT

TO

RESTRICTED STOCK AWARD AGREEMENTS

THIS AMENDMENT, made as of the 23rd day of July, 2007 by and between ACUITY BRANDS, INC., a Delaware Corporation, (the “Company”) and John K. Morgan (“Grantee”).

W · I · T · N · E · S · S · E T · H      T · H · A · T:

WHEREAS, the Company maintains the Acuity Brands, Inc. Long-Term Incentive Plan (the “Plan”), and Grantee has received Restricted Stock Awards under the Plan pursuant to the terms and conditions set forth in the Restricted Stock Award Agreements (collectively, the “Award Agreements”); and

WHEREAS, the Company and Grantee desire to amend the provisions of the Award Agreements relating to a Change in Control;

NOW, THEREFORE, for and in consideration of the premises and Grantee’s continuing employment with the Company or its Subsidiaries, the Award Agreements are hereby amended, effective as of the date first above written, as follows:

1.

The appropriate Sections of the Award Agreements relating to accelerated vesting upon a Change in Control are hereby amended by adding the following sentence to such Sections:

“For purposes of this Agreement, a Change in Control shall not include a “Noncovered Transaction”, as defined in Grantee’s Amended and Restated Change in Control Agreement with the Company, dated as of April 21, 2006, and as amended on July 23, 2007.”

2.

This amendment to the Award Agreements shall be effective as of the date of this Amendment. Except as hereby modified, the Award Agreements shall remain in full force and effect as originally written.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

ATTEST:	ACUITY BRANDS, INC.

/s/ Helen D. Haines	By:	/s/ Vernon J. Nagel

GRANTEE:

/s/ John K. Morgan
John K. Morgan

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